UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Warner Music Group Corp.

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WARNER MUSIC GROUP CORP.

75 Rockefeller Plaza

New York, NY 10019

SUPPLEMENT TO PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, FEBRUARY 22, 2011

To Our Stockholders:

On or about January 11, 2011, you were mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) or a full set of proxy materials, including a Notice of Annual Meeting of Stockholders and accompanying proxy statement (the “Proxy Statement”), for the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Warner Music Group Corp., a Delaware corporation (“Warner Music Group,” the “Company,” “we,” “our” or “us”), which will be conducted via live webcast. As disclosed in the Proxy Statement, you will be able to attend the 2010 Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/WMG10. You will need the 12-digit control number included on your Notice or your proxy card to enter the meeting.

After the filing and mailing of the Proxy Statement and Notice, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) determined to modify the performance vesting criteria applicable to the restricted stock awards granted in fiscal 2008 to Edgar Bronfman, Jr., our Chairman and CEO, and Lyor Cohen, Vice Chairman, Warner Music Group and Chairman and CEO, Recorded Music—Americas and the U.K. In connection with that determination, the Compensation Committee considered, among other things, that the Company’s current stock price is significantly below the performance vesting stock price hurdles applicable to Mr. Bronfman’s and Mr. Cohen’s fiscal 2008 restricted stock awards. Therefore, in order to better motivate, retain and reward Mr. Bronfman and Mr. Cohen, the Compensation Committee, in accordance with the terms of the Warner Music Group Corp. Amended and Restated 2005 Omnibus Award Plan, approved, among the other changes discussed below, modifications to their fiscal 2008 restricted stock awards revising the performance vesting criteria to lower the per-share price hurdles and to adjust the percentage of shares subject to each price hurdle. In addition, with respect to Mr. Cohen, the Compensation Committee determined to remove the performance vesting criteria for a portion of his restricted stock awards.

The revised terms of the fiscal 2008 restricted stock awards affect, among other things, the description of such awards contained on pages 41, 44 and 49 of the Proxy Statement. When reviewing the descriptions of the fiscal 2008 restricted stock awards in the Proxy Statement, please refer to and consider, among the other changes discussed below, the updated vesting information contained in this Proxy Supplement (the “Proxy Supplement”). Except as amended or supplemented by the information contained in this Proxy Supplement, the Proxy Statement continues to apply and should be considered (along with this Proxy Supplement) in casting your vote in connection with the 2010 Annual Meeting.

Edgar Bronfman, Jr.

With respect to the 2,750,000 shares of restricted stock granted to Mr. Bronfman in fiscal 2008, all the shares will continue to generally vest based on a double trigger that includes achievement of both service and performance criteria (each, subject to continued employment through the applicable vesting dates).

Prior to the modifications adopted by the Compensation Committee, the performance vesting criteria for the 2,750,000 shares of restricted stock granted to Mr. Bronfman in fiscal 2008 were as follows:

•	650,000 shares, would have been eligible to vest upon the Company achieving an average closing stock price of at least $10.00 per share over 60 consecutive trading days;

•	650,000 shares, would have been eligible to vest upon the Company achieving an average closing stock price of at least $13.00 per share over 60 consecutive trading days;

•	650,000 shares, would have been eligible to vest upon the Company achieving an average closing stock price of at least $17.00 per share over 60 consecutive trading days; and

•	800,000 shares, would have been eligible to vest upon the Company achieving an average closing stock price of at least $20.00 per share over 60 consecutive trading days.

After the modifications adopted by the Compensation Committee, the performance vesting criteria for Mr. Bronfman’s 2,750,000 shares of restricted stock have been revised as follows:

•	825,000 shares, vesting upon Warner Music Group achieving an average closing stock price of at least $7.00 per share over 60 consecutive trading days;

•	825,000 shares, vesting upon Warner Music Group achieving an average closing stock price of at least $8.00 per share over 60 consecutive trading days;

•	550,000 shares, vesting upon Warner Music Group achieving an average closing stock price of at least $9.00 per share over 60 consecutive trading days; and

•	550,000 shares, vesting upon Warner Music Group achieving an average closing stock price of at least $10.00 per share over 60 consecutive trading days.

Mr. Bronfman’s restricted stock award agreement has also been modified to clarify that the performance criteria will be equitably adjusted by the Compensation Committee in the event of any future stock or extraordinary cash dividend or other recapitalization transaction with respect to the Company’s common stock. In the case of an extraordinary cash dividend, the price hurdles described above will be adjusted to reflect a reduction equal to the per share amount of any such extraordinary dividend.

The time vesting criteria remain the same as applicable since the original grant date —20% a year for five years. Accordingly, the time vesting criteria for 20% of the restricted shares were achieved on March 14, 2009 and for an additional 20% of the restricted shares on March 14, 2010 and, with respect to the remaining 60% of the restricted shares, the time vesting criteria will be satisfied in 20% installments on each of March 14, 2011, March 14, 2012 and March 14, 2013, respectively, subject to Mr. Bronfman’s continued employment with the Company through such dates.

Other than with respect to the changes highlighted above, the terms of Mr. Bronfman’s restricted stock awards remain unchanged.

Lyor Cohen

With respect to the 1,750,000 shares of restricted stock granted to Mr. Cohen in fiscal 2008, 250,000 shares will continue to generally vest based on a double trigger that includes achievement of both service and performance criteria (each, subject to continued employment through the applicable vesting dates). The remaining 1,500,000 restricted shares will be subject only to time vesting.

Prior to the modifications adopted by the Compensation Committee, the performance vesting criteria applied to all 1,750,000 shares of restricted stock granted to Mr. Cohen in fiscal 2008 and were as follows:

•	413,666 shares, would have been eligible to vest upon the Company achieving an average closing stock price of at least $10.00 per share over 60 consecutive trading days;

•	413,667 shares, would have been eligible to vest upon the Company achieving an average closing stock price of at least $13.00 per share over 60 consecutive trading days;

•	413,667 shares, would have been eligible to vest upon the Company achieving an average closing stock price of at least $17.00 per share over 60 consecutive trading days; and

•	509,000 shares, would have been eligible to vest upon the Company achieving an average closing stock price of at least $20.00 per share over 60 consecutive trading days.

After the modifications adopted by the Compensation Committee, the performance vesting criteria apply only to 250,000 of Mr. Cohen’s 1,750,000 shares of restricted stock and such performance criteria have been revised as follows:

•	125,000 shares, vesting upon Warner Music Group achieving an average closing stock price of at least $7.00 per share over 60 consecutive trading days; and

•	125,000 shares, vesting upon Warner Music Group achieving an average closing stock price of at least $8.00 per share over 60 consecutive trading days.

Mr. Cohen’s restricted stock award agreement has also been modified to clarify that the performance criteria will be equitably adjusted by the Compensation Committee in the event of any future stock or extraordinary cash dividend or other recapitalization transaction with respect to the Company’s common stock. In the case of an extraordinary cash dividend, the price hurdles described above will be adjusted to reflect a reduction equal to the per share amount of any such extraordinary dividend.

The time vesting criteria for these 250,000 shares of restricted stock remain the same as applicable since the original grant date —20% a year for five years. Accordingly, the time vesting criteria for 20% of these restricted shares were achieved in fiscal 2009 on March 14, 2009 and, for an additional 20% of these restricted shares on March 14, 2010 and, with respect to the remaining 60% of these restricted shares, the time vesting criteria will be satisfied in 20% installments on each of March 14, 2011, March 14, 2012 and March 14, 2013, respectively, subject to Mr. Cohen’s continued employment with the Company through such dates.

The remaining 1,500,000 shares of restricted stock will no longer be subject to any performance vesting criteria, but will continue to be subject to time vesting criteria (to the extent not yet vested) as follows:

•

1,250,000 shares will be subject to the same time vesting criteria as applicable since the original grant date —20% a year for five years (subject to continued employment through the applicable vesting dates). Therefore, since the time vesting criteria for 20% of these restricted shares were achieved on March 14, 2009 and for an additional 20% of these restricted shares on March 14, 2010, 500,000 of these shares are now fully vested. With respect to the remaining 750,000 shares covered by this tranche, 250,000 shares will vest on each of March 14, 2011, March 14, 2012 and March 14, 2013, respectively, subject to Mr. Cohen’s continued employment with the Company through such dates; and

•	250,000 shares will vest 100% on March 1, 2014, subject to Mr. Cohen’s continued employment with the Company through such date.

Other than with respect to the changes highlighted above, the terms of Mr. Cohen’s restricted stock awards remain unchanged.

This Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board of Directors strongly encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting online and regardless of the number of shares of common stock that you own.

Stockholders are cordially invited to attend the Annual Meeting online; however, you do not need to attend the Annual Meeting online to vote. To assure your representation at the Annual Meeting, and if you have not already done so, if you are a stockholder of record you are urged to follow the electronic voting instructions contained in the proxy materials to vote by telephone, electronically via the Internet prior to or during the Annual Meeting, or by signing, dating and returning the proxy card in the envelope previously sent to you. If your shares are held in the name of your broker, dealer, bank, trustee or nominee, you are urged to follow the electronic voting instructions contained in the Notice to vote electronically via the Internet prior to or during the Annual Meeting or, if you requested and received a printed copy of the proxy materials, by telephone or by signing, dating and returning the voting instruction form in the envelope sent to you together with the printed proxy materials.

If you have already submitted your vote, this Proxy Supplement does not require that you do so again. However, at any time before the vote on a proposal, you can change your vote either (a) by submitting written notice revoking your proxy to our Corporate Secretary if you are a stockholder of record, (b) by attending the Annual Meeting online and submitting a new vote , (c) by requesting and signing, dating and returning a new proxy card or voting instruction form, as applicable or (d) by voting again electronically via the Internet or, if you received a printed copy of the proxy materials, by telephone at a later time, in each case, before the closing of those facilities at 11:59 p.m. EST on February 21, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on February 22, 2011.

This Proxy Supplement, the Notice of Annual Meeting and Proxy Statement and the Annual Report are available at www.proxyvote.com. In addition, if you have not received a copy of our proxy materials and would like to receive one for the Annual Meeting or for future shareholder meetings, you may request paper or e-mail copies as follows:

•	By telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	By Internet: go to www.proxyvote.com and follow the instructions; or

•	By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice in the subject line.

Please make the request as instructed above on or before February 8, 2011 to facilitate timely delivery.

BY ORDER OF THE BOARD OF DIRECTORS

PAUL M. ROBINSON
Executive Vice President, General Counsel and Secretary

January 19, 2011